EXHIBIT 99.1

For more information, please contact:
Alan Lindstrom
Investors and Shareholders
Cadence Design Systems, Inc.
direct: 408-944-7100
investor_relations@cadence.com

Giovanni Rodriguez
Media and Analysts
Eastwick Communications
for Cadence Design Systems, Inc.
650-480-4021
www.eastwick.com

Cadence Reports Fourth Quarter and 2003 Results
and Intention to Restate Accounting for Certain Minority Equity Investments and other Financial Information

     SAN JOSE, Calif., Jan. 28, 2004 — Cadence Design Systems, Inc. (NYSE: CDN) today announced its fourth quarter and fiscal 2003 results. Cadence® announced total fourth quarter revenue of $308 million, compared to $274 million in the same period last year. Ratable licenses accounted for approximately 75 percent of product bookings. Pro forma diluted earnings per share for the fourth quarter were $0.24 compared to $0.02 in the same period last year.

     Total revenue for 2003 was $1.11 billion compared to $1.29 billion in 2002, and pro forma diluted earnings per share for the year were $0.51 compared to $0.61 in 2002. For comparison purposes, except where noted, the results discussed in this release reflect earnings before amortization of acquired intangibles and special items.

     Including amortization of acquired intangibles and special items, in accordance with generally accepted accounting principles (GAAP), the company reported net income of $24 million and diluted earnings per share of $0.09 for the fourth quarter of 2003, compared to $87 million and $0.32 per share in the same period last year. On a GAAP basis, the company reported a net loss of $17 million and diluted net loss per share of $(0.06) for the year, compared to $67 million net income and net income per share of $0.25 in the same period last year. Schedules showing the impact of pro forma adjustments on net income on a quarterly and annual basis are included with this release.

     “The fourth quarter was a turning point for Cadence in digital design. Our Encounter™ platform earned 25 new logos and displaced competitors at several global IC companies,” said Ray Bingham, president and chief executive officer of Cadence Design Systems. “We also saw good momentum in our Incisive™ functional verification platform and in our new Virtuoso custom design platform on OpenAccess.”

     Cadence also announced that it will restate certain information in its financial statements for its fiscal year 2002, and the first, second and third quarters of fiscal 2003. These restatements will correct the accounting treatment for certain minority equity investments made by Cadence and its affiliated venture capital partnerships in prior periods. In addition, these restatements will include certain other adjustments that are immaterial both individually and in the aggregate. The adjustments are expected to affect primarily “other income” in Cadence’s Consolidated Statements of Operations, and “other assets” and “retained earnings” in its Consolidated Balance Sheets for the periods affected. For the nine months ended September 27, 2003, GAAP net loss is expected to be decreased by approximately $1.8 million, or $0.01 per share. For the year ended December 28, 2002, Cadence’s GAAP net income is expected to be reduced by approximately $4.9 million, or $0.02 per share.

Business Highlights of Q4 2003

     Cadence delivered — ahead of schedule — the fourth major release of the Encounter digital IC design platform in 13 months. It included the integration of NanoRoute, which surpassed 150 tapeouts, and RTL Compiler, the leading new generation synthesis technology. The customer benefits of this integration are ease of use, higher performance and productivity.

     Verification continues to be a key area of customer investment. Cadence enjoyed a record quarter for the Incisive functional verification platform, which was launched less than a year ago. Thirty-six new customers adopted the Incisive platform in the fourth quarter. Cadence also enjoyed a record quarter for Incisive XLD. Incisive XLD provides the industry’s only “acceleration-on-demand” capability, which allows customers to choose either simulation or hardware-based acceleration at runtime.

     Cadence is investing to sustain its leadership position in the custom design market. In the fourth quarter, Cadence launched the Virtuoso® custom design platform, integrated on the industry standard OpenAccess database. The acquisition of Q Design Automation added process migration and layout optimization technologies to the Virtuoso platform.

     “The decisive actions we took to strengthen our technology are beginning to bear fruit as our customers’ operations improve and they gain greater visibility on their product development plans,” said Bingham. “We are poised to strengthen our position in digital at the leading edge; to exploit the market sweet spot for fast, complicated SoCs; and to develop indispensable business partnerships with our customers through platforms, services and open collaboration. This in turn will enable enterprises to create nanometer electronics profitably.”

Restatement of Financial Information

     During the fourth quarter of 2003, Cadence commenced a review of equity investments made directly by it or through its affiliated Telos venture capital investment partnerships. Most of these investments are treated by Cadence as “passive” investments and have been accounted for using the cost method. However, with respect to certain investments, it was determined that Cadence had the “ability to exercise” significant influence over the investee companies because Cadence held more than 20% of an entity’s voting shares. In cases in which Cadence held less than 20% of the shares, Cadence was also deemed to have the “ability to exercise” significant influence because of its board representation, or commercial or technology relationships material to the investee company. Based on these facts, the equity method of accounting should have been applied to the investments. If Cadence had used the equity method rather than the cost method of accounting during the affected periods, Cadence would have recorded its pro rata share of the income or losses from the investment in the “other income” line item of its consolidated statement of operations. Cadence is working with its independent auditors to finalize the necessary adjustments and complete the restatements as promptly as possible. In addition, Cadence will reflect in its restated 2002 and 2003 financial statements other adjustments that are immaterial both individually and in the aggregate.

     The changes noted above will have no effect on Cadence’s cash flow. Summary financial information relating to these adjustments is provided in attachments to this press release. Detailed schedules relating to the adjustments are available at www.cadence.com/company/investor_relations.

     The Securities and Exchange Commission (SEC) has been notified of these issues and is evaluating them in connection with its current review of Cadence’s Registration Statement on Form S-3. Pending completion of this review, Cadence can give no assurances that the SEC will agree with Cadence’s proposed restatements, that the SEC will not require additional items to be restated, or that such additional restatements will not require a reaudit of certain prior periods affected by those adjustments. Cadence is working to resolve these matters with the SEC as soon as possible.

     Cadence’s application for quotation of its common stock on NASDAQ as a dual listing with the New York Stock Exchange will be postponed pending filing of the restated financial statements for the relevant periods.

Business Outlook

     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after January 3, 2004.

     In the first quarter of 2004, total revenue is expected to be in the range of $260 million to $270 million. Ratable licenses are expected to make up 75 percent to 85 percent of total software bookings, and about 70 percent of product revenue is expected to come from backlog. Pro forma earnings per share for the first quarter of 2004 are expected to be in the range of $0.08 to $0.10. On a GAAP basis, including amortization of acquired intangibles, restructuring and other charges that are required to be included, first quarter earnings are expected to be in the range of $(0.01) to $0.01 per share.

     For 2004, total bookings growth is expected to be in the range of 7 percent to 10 percent. Because of the timing of contract renewals and normal seasonality, bookings and revenue will be weighted toward the second half of 2004. Total revenue is expected to be in the range of $1.175 to $1.225 billion. Pro forma earnings per share for the year are expected to be in the range of $0.70 to $0.77. On a GAAP basis the earnings per share for 2004 are expected to be in the range of $0.43 to $0.50. A schedule showing the impact of pro forma adjustments on forward-looking diluted net income per share is included with this release.

Audio Webcast Scheduled

     Cadence Design Systems, Inc.’s Ray Bingham, chief executive officer, and Bill Porter, chief financial officer, will host a fourth-quarter and full-year 2003 Financial Results Audio Webcast today, January 28, 2004, at 2:00 p.m. (Pacific) / 5:00 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting January 28 at 5:00 p.m. Pacific time and ending at 5:00 p.m. on February 4. Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence

     Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics-based products. With approximately 4,800 employees and 2003 revenues of approximately $1.1 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

     Cadence, the Cadence logo and Virtuoso are registered trademarks, and Encounter, Incisive and NanoRoute are trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

     The statements contained above regarding the company’s fourth quarter and full year 2003 results, the discussion relating to the restatement of certain financial information in Cadence’s prior financial statements, those contained in the Business Outlook section above and all statements by Ray Bingham are forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance or outcomes and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others:

     Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; recent economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries; its ability to acquire other companies or technology or the failure to successfully integrate those that are acquired; and its independent auditors’ and the SEC’s review of certain financial information in prior period financial statements.

     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended December 28, 2002 and Quarterly Report on Form 10-Q for the period ended September 27, 2003.

     Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the Business Outlook, publicly available on its Web site (www.cadence.com/company/investor_relations/index.aspx). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Business Outlook herein as still being Cadence’s current expectations on matters covered, unless Cadence issues a press release stating otherwise.

     Beginning March 20, 2004, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment concerning the outlook or Cadence’s financial results or expectations. The Quiet Period will extend until the day when Cadence’s next quarterly Earnings Release is published, currently scheduled for April 21, 2004.

###

Cadence Design Systems, Inc.
Consolidated Balance Sheets
January 3, 2004 and December 28, 2002
(In $000’s)

		Restated
	January 3,	December 28,
	2004	2002

Current Assets:
Cash and cash equivalents	$384,525	$371,327
Short-term investments	33,898	24,286
Receivables, net	348,680	313,968
Inventories	16,926	9,614
Prepaid expenses and other	53,139	39,448

Total current assets	837,168	758,643
Property, plant and equipment, net	403,847	431,846
Goodwill, net	916,227	663,197
Acquired intangibles, net	270,273	220,142
Installment contract receivables, net	121,627	113,185
Other assets	254,917	228,732

Total Assets	$2,804,059	$2,415,745

Current Liabilities:
Current portion of capital lease obligations	$388	$1,609
Accounts payable and accrued liabilities	246,862	294,973
Deferred revenue	254,765	218,945

Total current liabilities	502,015	515,527

Long-term Liabilities:
Long-term portion of capital lease obligations	61	659
Long-term debt	420,000	52,000
Other long-term liabilities	318,666	214,407

Total long-term liabilities	738,727	267,066

Stockholders’ equity	1,563,317	1,633,152

Total Liabilities and Stockholders’ Equity	$2,804,059	$2,415,745

Cadence Design Systems, Inc.

Consolidated Statements of Operations
For the Quarters and Years Ended January 3, 2004 and December 28, 2002
(In $000’s, except per share amounts)

	Quarters Ended		Years Ended
		Restated	Restated	Restated

	January 3,	December 28,	January 3,	December 28,
	2004	2002	2004	2002

Revenue:
Product	$198,836	$153,905	$658,490	$806,786
Services	30,187	35,526	131,149	149,810
Maintenance	78,585	84,260	324,822	331,347

Total revenue	307,608	273,691	1,114,461	1,287,943

Costs and Expenses:
Cost of product	17,373	17,764	67,036	98,291
Cost of services	21,624	23,844	93,153	114,688
Cost of maintenance	13,061	14,816	56,460	65,089
Marketing and sales	79,586	104,068	326,579	402,148
Research and development	82,444	85,322	340,121	326,414
General and administrative	16,968	26,418	82,566	115,767
Amortization of acquired intangibles	16,310	13,710	62,573	53,752
Amortization of deferred stock compensation	18,229	10,868	51,183	35,904
Avant! restitution and settlement	—	(261,090)	—	(261,090)
Mentor settlement	—	—	(14,500)	—
Restructuring and other charges	2,610	61,065	66,836	134,296
Write-off of acquired in-process technology	—	—	7,500	34,000

Total costs and expenses	268,205	96,785	1,139,507	1,119,259

Income (loss) from operations	39,403	176,906	(25,046)	168,684
Interest expense	(1,296)	(1,240)	(5,002)	(2,803)
Other loss, net	(1,917)	(11,028)	(10,576)	(13,756)

Income (loss) before provision (benefit) for income taxes	36,190	164,638	(40,624)	152,125
Provision (benefit) for income taxes	12,667	77,350	(23,953)	85,111

Net income (loss)	$23,523	$87,288	$(16,671)	$67,014

Basic net income (loss) per share	$0.09	$0.32	$(0.06)	$0.26

Diluted net income (loss) per share	$0.09	$0.32	$(0.06)	$0.25

Weighted average common shares outstanding	264,178	268,702	266,794	259,870

Weighted average common and potential common shares outstanding - assuming dilution	274,366	272,475	266,794	267,500

Supplemental diluted earnings per share before amortization of acquired intangibles, amortization of deferred stock compensation, Mentor settlement, net of related costs, restructuring and other charges, Avant! civil settlement, net of related costs, write-off of acquired in-process technology, write-down of long-term investment securities, reserve against inventory, imputed interest related to an acquisition, non-recurring legal costs, and income tax effect of pro forma adjustments	$0.24	$0.02	$0.51	$0.61

Cadence Design Systems, Inc.
Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported and Restated Net Income
For the Quarters Ended January 3, 2004 and December 28, 2002
(In $000’s, except per share amounts)

	Quarter Ended					Quarter Ended
	January 3, 2004					December 28, 2002

	As Reported	Adjustments			Pro Forma	As Restated	Adjustments			Pro Forma

Revenue:
Product	$198,836	$—			$198,836	$153,905	$—			$153,905
Services	30,187	—			30,187	35,526	—			35,526
Maintenance	78,585	—			78,585	84,260	—			84,260

Total revenue	307,608	—			307,608	273,691	—			273,691

Costs and Expenses:
Cost of product	17,373	(9,641)	(A	)	7,732	17,764	(7,179)	(A	)	10,585
Cost of services	21,624	(474)	(A	)	21,150	23,844	(785)	(A	)	23,059
Cost of maintenance	13,061	(604)	(A	)	12,457	14,816	(370)	(A	)	14,446
Marketing and sales	79,586	—			79,586	104,068	—			104,068
Research and development	82,444	—			82,444	85,322	—			85,322
General and administrative	16,968	—			16,968	26,418	—			26,418
Amortization of acquired intangibles	16,310	(16,310)	(A	)	—	13,710	(13,710)	(A	)	—
Amortization of deferred stock compensation	18,229	(18,229)	(B	)	—	10,868	(10,868)	(B	)	—
Avant! restitution and settlement	—	—			—	(261,090)	261,090	(D	)	—
Restructuring and other charges	2,610	(2,610)	(C	)	—	61,065	(61,065)	(C	)	—

Total costs and expenses	268,205	(47,868)			220,337	96,785	167,113			263,898

Income from operations	39,403	47,868			87,271	176,906	(167,113)			9,793
Interest expense	(1,296)	825	(E	)	(471)	(1,240)	—			(1,240)
Other income (loss), net	(1,917)	3,299	(F	)	1,382	(11,028)	9,350	(F	)	(1,678)

Income before provision for income taxes	36,190	51,992			88,182	164,638	(157,763)			6,875
Provision for income taxes	12,667	10,260	(G	)	22,927	77,350	(75,562)	(G	)	1,788

Net Income	$23,523	$41,732			$65,255	$87,288	$(82,201)			$5,087

Basic net income per share	$0.09				$0.25	$0.32				$0.02

Diluted net income per share	$0.09				$0.24	$0.32				$0.02

Weighted average common shares outstanding	264,178				264,178	268,702				268,702

Weighted average common and potential common shares outstanding - assuming dilution	274,366				274,366	272,475				272,475

Notes:

(A) Non-cash amortization of acquired intangibles

(B) Non-cash amortization of deferred stock compensation

(C) Restructuring and other charges

(D) Avant! civil settlement, net of related costs

(E) Imputed interest related to an acquisition

(F) Write-down of long-term investment securities

(G) Income tax effect of pro forma adjustments

Cadence Design Systems, Inc.
Pro Forma Consolidated Statements of Operations
Impact of Pro Forma Adjustments on Restated Net Income (Loss)
For the Years Ended January 3, 2004 and December 28, 2002
(In $000’s, except per share amounts)

	Year Ended					Year Ended
	January 3, 2004					December 28,2002

	As Restated	Adjustments			Pro Forma	As Restated	Adjustments			Pro Forma

Revenue:
Product	$658,490	$—			$658,490	$806,786	$—			$806,786
Services	131,149	—			131,149	149,810	—			149,810
Maintenance	324,822	—			324,822	331,347	—			331,347

Total revenue	1,114,461	—			1,114,461	1,287,943	—			1,287,943

Costs and Expenses:
Cost of product	67,036	(38,999)	(A	)	28,037	98,291	(38,959)	(A	)(F)	59,332
Cost of services	93,153	(2,213)	(A	)	90,940	114,688	(2,001)	(A	)	112,687
Cost of maintenance	56,460	(2,337)	(A	)	54,123	65,089	(868)	(A	)	64,221
Marketing and sales	326,579	—			326,579	402,148	—			402,148
Research and development	340,121	—			340,121	326,414	—			326,414
General and administrative	82,566	—			82,566	115,767	(11,100)	(G	)	104,667
Amortization of acquired intangibles	62,573	(62,573)	(A	)	—	53,752	(53,752)	(A	)	—
Amortization of deferred stock compensation	51,183	(51,183)	(B	)	—	35,904	(35,904)	(B	)	—
Avant! restitution and settlement	—	—			—	(261,090)	261,090	(H	)	—
Mentor settlement	(14,500)	14,500	(C	)	—	—	—			—
Restructuring and other charges	66,836	(66,836)	(D	)	—	134,296	(134,296)	(D	)	—
Write-off of acquired in-process technology	7,500	(7,500)	(E	)	—	34,000	(34,000)	(E	)	—

Total costs and expenses	1,139,507	(217,141)			922,366	1,119,259	(49,790)			1,069,469

Income (loss) from operations	(25,046)	217,141			192,095	168,684	49,790			218,474
Interest expense	(5,002)	825	(I	)	(4,177)	(2,803)	—			(2,803)
Other income (loss), net	(10,576)	11,595	(J	)	1,019	(13,756)	19,350	(J	)	5,594

Income (loss) before provision (benefit) for income taxes	(40,624)	229,561			188,937	152,125	69,140			221,265
Provision (benefit) for income taxes	(23,953)	73,076	(K	)	49,123	85,111	(27,581)	(K	)	57,530

Net Income (loss)	$(16,671)	$156,485			$139,814	$67,014	$96,721			$163,735

Basic net income (loss) per share	$(0.06)				$0.52	$0.26				$0.63

Diluted net income (loss) per share	$(0.06)				$0.51	$0.25				$0.61

Weighted average common shares outstanding	266,794				266,794	259,870				259,870

Weighted average common and potential common shares outstanding - assuming dilution	266,794				272,639	267,500				267,500

Notes:

(A) Non-cash amortization of acquired intangibles

(B) Non-cash amortization of deferred stock compensation

(C) Mentor settlement, net of related costs

(D) Restructuring and other charges

(E) Write-off of acquired in-process technology

(F) Reserve against inventory

(G) Non-recurring legal costs

(H) Avant! civil settlement, net of related costs

(I) Imputed interest related to an acquisition

(J) Write-down of long-term investment securities

(K) Income tax effect of pro forma adjustments

Cadence Design Systems, Inc.
As of January 28, 2004
Impact of Pro Forma Adjustments on Forward Looking Diluted Net Income per Share
(Unaudited)

	Quarter Ended	Year Ended
	April 3, 2004	January 1, 2005

GAAP net income (loss) per share	$(0.01) to $0.01	$0.43 to $0.50
Amortization of acquired intangibles	0.08	0.31
Amortization of deferred stock compensation	0.03	0.09
Restructuring and other charges	0.01	0.01
Income tax effect of reconciling items	(0.03)	(0.14)

Pro Forma diluted net income per share	$0.08 to $0.10	$0.70 to $0.77

Cadence Design Systems, Inc.

2001-2003 Revenue Detail by Product Group ($ Millions)

	2001					2002

	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Product Revenue:
IC Implementation	96.2	96.3	135.6	117.3	445.4	124.6	142.5	123.9	91.7	482.7
IP Creation	64.9	71.0	63.7	93.3	292.9	71.3	65.5	65.3	45.1	247.2
PSD	20.1	22.9	18.1	31.1	92.2	22.7	17.2	19.9	17.1	76.9

Total Product Revenue	181.2	190.2	217.4	241.7	830.5	218.6	225.2	209.1	153.9	806.8
Services	80.0	73.8	58.0	51.5	263.3	43.3	37.0	34.0	35.5	149.8
Maintenance	83.4	83.6	84.6	85.0	336.6	82.4	81.7	82.9	84.3	331.3
TOTAL REVENUE	344.6	347.6	360.0	378.2	1,430.4	344.3	343.9	326.0	273.7	1,287.9

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2003

	Q1	Q2	Q3	Q4	Year

Product Revenue:
IC Implementation	77.3	94.1	89.3	106.7	367.4
IP Creation	59.2	53.5	52.2	73.5	238.4
PSD	10.9	13.0	10.2	18.6	52.7

Total Product Revenue	147.4	160.6	151.7	198.8	658.5
Services	32.4	34.8	33.8	30.2	131.2
Maintenance	82.2	81.0	83.0	78.6	324.8
TOTAL REVENUE	262.0	276.4	268.5	307.6	1,114.5

2001-2003 Revenue Detail by Geography ($ Millions)

	2001					2002

	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

North America	217.0	201.1	178.7	224.1	820.9	204.1	184.8	192.7	158.1	739.7
Europe	59.6	85.6	118.3	70.1	333.6	56.6	95.9	61.1	44.3	257.9
Japan	48.9	43.5	30.1	58.8	181.3	61.6	36.5	46.7	43.5	188.3
Asia	19.1	17.4	32.9	25.2	94.6	22.0	26.7	25.5	27.8	102.0
TOTAL REVENUE	344.6	347.6	360.0	378.2	1,430.4	344.3	343.9	326.0	273.7	1,287.9

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2003

	Q1	Q2	Q3	Q4	Year

North America	141.7	151.1	155.9	196.6	645.3
Europe	44.7	41.6	52.1	49.4	187.8
Japan	53.4	59.6	35.3	39.5	187.8
Asia	22.2	24.1	25.2	22.1	93.6
TOTAL REVENUE	262.0	276.4	268.5	307.6	1,114.5

Cadence Design Systems, Inc.
Impact of Restatement Adjustments on Previously Reported Consolidated Balance Sheets
as of December 28, 2002
(In $000’s)

	December 28, 2002

	As Previously	Restatement		Reclassification		As Restated and
	Reported	Adjustments		Adjustments		Reclassified
Current Assets:
Cash and cash equivalents	$371,327	$—		$—		$371,327
Short-term investments	24,286	—		—		24,286
Receivables, net	313,968	—		—		313,968
Inventories	9,614	—		—		9,614
Prepaid expenses and other	39,448	—		—		39,448

Total current assets	758,643	—		—		758,643
Property, plant, and equipment, net	434,491	(2,645	) (A)	—		431,846
Goodwill, net	—	—		663,197	(G)	663,197
Acquired intangibles, net	883,339	—		(663,197	) (G)	220,142
Installment contract receivables	113,185	—		—		113,185
Other assets	248,603	(19,871	) (B)	—		228,732

Total assets	$2,438,261	$(22,516)		$—		$2,415,745

Current Liabilities:
Current portion of capital lease obligations	$1,609	$—		$—		$1,609
Accounts payable and accrued liabilities	297,399	(2,426	) (C)	—		294,973
Deferred revenue	212,882	6,063	(D)	—		218,945

Total current liabilities	511,890	3,637		—		515,527

Long-term Liabilities:
Long-term portion of capital lease obligations	659	—		—		659
Long-term debt	52,000	—		—		52,000
Other long-term liabilities	214,407	—		—		214,407

Total long-term liabilities	267,066	—		—		267,066

Stockholders’ Equity:
Preferred stock	—	—				—
Common stock and capital in excess of par value	1,100,380	—		—		1,100,380
Deferred stock compensation	(44,426)	(159	) (E)	—		(44,585)
Retained earnings	607,460	(25,994	) (F)	—		581,466
Accumulated other comprehensive loss	(4,109)	—		—		(4,109)

Total stockholders’ equity	1,659,305	(26,153)		—		1,633,152

Total liabilities and stockholders’ equity	$2,438,261	$(22,516)		$—		$2,415,745

Notes:

(A) Capitalized software adjustment

(B) Effect of investment entries

(C) Tax effect of restatement adjustments

(D) Effect of revenue entries

(E) Net effect of earnout and deferred compensation adjustments

(F) Net effect of restatement adjustments on retained earnings

(G) Separate goodwill from intangible assets

Cadence Design Systems, Inc.
Impact of Restatement Adjustments on Previously Reported Consolidated Statements of Operations
For the Nine Months Ended September 27, 2003 and the Year Ended December 28, 2002
(In $000’s, except per share amounts)

	Nine months ended	Year ended
	September 27, 2003	December 28, 2002

Total revenue, as previously reported	$800,789	$1,293,067
Restatement adjustments (A)	6,064	(5,124)

Total revenue, as restated	$806,853	$1,287,943

Total costs and expenses, as previously reported	$872,678	$1,118,312
Restatement adjustments (B)	(1,376)	947

Total costs and expenses, as restated	$871,302	$1,119,259

Other loss as previously reported	$(2,989)	$(13,986)
Restatement adjustments (C)	(5,670)	230

Other loss as restated	$(8,659)	$(13,756)

Provision (benefit) for income taxes as previously reported	$(36,620)	$86,017
Restatement adjustments (D)	—	(906)

Provision (benefit) for income taxes as restated	$(36,620)	$85,111

Net income (loss) as previously reported	$(41,964)	$71,949
Restatement adjustments	1,770	(4,935)

Net income (loss) as restated	$(40,194)	$67,014

Basic net income (loss) per share as previously reported	$(0.16)	$0.28
Restatement adjustments	0.01	(0.02)

Basic net income (loss) per share as restated	$(0.15)	$0.26

Diluted net income (loss) per share as previously reported	$(0.16)	$0.27
Restatement adjustments	0.01	(0.02)

Diluted net income (loss) per share as restated	$(0.15)	$0.25

(A) - Revenue adjustments

(B) - Capitalized software and deferred compensation adjustments

(C) - Investment and foreign currency adjustments

(D) - Tax effect of restatement adjustments

Cadence Design Systems, Inc.
Impact of Restatement Adjustments on Previously Reported Consolidated Statements of Operations
For the Nine Months Ended September 27, 2003 and the Year Ended December 28, 2002
(In $000’s, except per share amounts)

	Nine months ended				Year ended
	September 27, 2003	Q3 2003	Q2 2003	Q1 2003	December 28, 2002	Q4 2002	Q3 2002	Q2 2002	Q1 2002

Total revenue, as previously reported	$800,789	$268,476	$276,437	$255,876	$1,293,067	$276,297	$327,236	$344,820	$344,714
Restatement adjustments	6,064	—	—	6,064	(5,124)	(2,606)	(1,211)	(869)	(438)

Total revenue, as restated	$806,853	$268,476	$276,437	$261,940	$1,287,943	$273,691	$326,025	$343,951	$344,276

Total costs and expenses, as previously reported	$872,678	$314,392	$279,353	$278,933	$1,118,312	$101,375	$311,944	$385,348	$319,645
Restatement adjustments	(1,376)	(181)	(2,596)	1,401	947	(4,590)	319	2,500	2,718

Total costs and expenses, as restated	$871,302	$314,211	$276,757	$280,334	$1,119,259	$96,785	$312,263	$387,848	$322,363

Other income (loss) as previously reported	$(2,989)	$2,295	$(6,192)	$908	$(13,986)	$(10,238)	$171	$(9,401)	$5,482
Restatement adjustments	(5,670)	(803)	(1,562)	(3,305)	230	(790)	1,579	(2,434)	1,875

Other income (loss) as restated	$(8,659)	$1,492	$(7,754)	$(2,397)	$(13,756)	$(11,028)	$1,750	$(11,835)	$7,357

Provision (benefit) for income taxes as previously reported	$(36,620)	$(31,018)	$(1,895)	$(3,707)	$86,017	$74,750	$6,569	$(4,029)	$8,727
Restatement adjustments	—	(420)	200	220	(906)	2,600	(1,458)	(1,317)	(731)

Provision (benefit) for income taxes as restated	$(36,620)	$(31,438)	$(1,695)	$(3,487)	$85,111	$77,350	$5,111	$(5,346)	$7,996

Net income (loss) as previously reported	$(41,964)	$(14,995)	$(7,853)	$(19,116)	$71,949	$88,694	$8,231	$(46,321)	$21,345
Restatement adjustments	1,770	(202)	834	1,138	(4,935)	(1,406)	1,507	(4,486)	(550)

Net income (loss) as restated	$(40,194)	$(15,197)	$(7,019)	$(17,978)	$67,014	$87,288	$9,738	$(50,807)	$20,795

Basic net income (loss) per share as previously reported	$(0.16)	$(0.06)	$(0.03)	$(0.07)	$0.28	$0.33	$0.03	$(0.18)	$0.09
Restatement adjustments	0.01	0.00	0.00	0.00	(0.02)	(0.01)	0.01	(0.02)	(0.01)

Basic net income (loss) per share as restated	$(0.15)	$(0.06)	$(0.03)	$(0.07)	$0.26	$0.32	$0.04	$(0.20)	$0.08

Diluted net income (loss) per share as previously reported	$(0.16)	$(0.06)	$(0.03)	$(0.07)	$0.27	$0.33	$0.03	$(0.18)	$0.08
Restatement adjustments	0.01	0.00	0.00	0.00	(0.02)	(0.01)	0.01	(0.02)	0.00

Diluted net income (loss) per share as restated	$(0.15)	$(0.06)	$(0.03)	$(0.07)	$0.25	$0.32	$0.04	$(0.20)	$0.08